Exhibit 99.1

Ecoark Holdings, Inc. Announces Conversion of Trend Discovery SPV I Credit Facility Into Common Stock at $0.73 per Share

FRISCO, Texas, April 06, 2020 (GLOBE NEWSWIRE) -- Ecoark Holdings, Inc. ("Ecoark") (OTC: ZEST), announced that it has converted all principal and interest within the Trend Discovery SPV I, LLC (“TD SPV”) credit facility, into Ecoark common stock on Tuesday, March 31, 2020.  The conversion includes the issuance of approximately 3.9 million shares at $0.73 per share to convert approximately $2.5 million of principal and $0.3 million of accrued interest into Ecoark common stock. The conversion price of $0.73/share represents a 24% premium to Ecoark’s closing share price of $0.59/share on the date of the conversion.

“The willingness of the TD SPV debt holders, which include company insiders, to convert to Ecoark common stock at an above-market rate is a reflection of their confidence in both our business model and future prospects” said Randy May, Chairman and CEO of Ecoark.  “Completing this conversion on Ecoark’s March 31st fiscal year-end will continue to strengthen the company’s stockholders’ equity, balance sheet and its prospects to up list to a national securities exchange”, said Brad Hoagland, CFA, Principal Financial Officer of Ecoark.

About Ecoark Holdings, Inc. and Zest Labs

Founded in 2011, Ecoark is a diversified holding company.  The company has three wholly-owned subsidiaries: Zest Labs, Inc. (“Zest Labs”), Banner Midstream Corp (“Banner Midstream”) and Trend Discovery Holdings (“Trend Discovery”).  Zest Labs, offers the Zest FreshTM solution, a breakthrough approach to quality management of fresh food, is specifically designed to help substantially reduce the $161 billion amount of food loss the U.S. experiences each year. Banner Midstream provides transportation and logistics services, and procures and finances equipment to oilfield transportation services contractors.  Banner Midstream is also engaged in oil and gas exploration, production, and drilling operations on over 10,000 cumulative acres of active mineral leases in Texas, Louisiana, and Mississippi. Trend Discovery invests in a select number of early stage startups each year as part of the fund’s Venture Capital strategy. We are open-minded investors with a founder first mentality.

Forward Looking Statements
In addition to historical information, this release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that are expected or anticipated to occur in the future are forward-looking statements and are identified with, but not limited to, words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations, including all statements regarding financial guidance, anticipated future growth, business strategies, competitive position, industry environment, potential growth opportunities and the effectiveness of the technology discussed in this release and the effects of regulation. These statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside management's control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition; the potential inability to grow and manage growth profitably, including that the collaboration between AgroFresh and Zest may not yield the results expected, the technology described herein may not perform as intended, risks associated with acquisitions and investments, changes in applicable laws or regulations, and the possibility of adverse economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in each company's filings with the SEC, which are available at the SEC's website at www.sec.gov.

ZEST FRESH™ and Zest Labs™ are trademarks of Zest Labs, Inc.

Contact:

Investor Relations:
John Mills
ICR
646-277-1254
John.Mills@icrinc.com